                                                                EXHIBIT(a)(5)(i)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security Numbers ("SSNs") have nine digits separated by two hyphens: i.e., 000-00-000. Employer Identification Numbers ("EINs") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


==========================================================        ============================================================
                                  GIVE THE                                                               GIVE THE NAME
                                  NAME AND                                                               AND EMPLOYER
                                  SOCIAL SECURITY                                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         NUMBER OF----                   FOR THIS TYPE OF ACCOUNT:              NUMBER OF----

==========================================================        ============================================================
1. Individual                    The individual                   6. A valid trust, estate,             Legal entity (4)
                                                                     or pens trust

2. Two or more individuals       The actual owner of              7. Corporation                        The corporation
   (joint account)               the account or, if
                                 combined funds, the
                                 first individual on
3. Custodian account             the account (1)                  8. Association, club,                 The organization
   of a minor (Uniform                                            religious, charitable,
   Gift to Minors Act)           The minor (2)                    education or other
                                                                  tax-exempt organization
                                                                                                        The partnership
4. a. The usual revocable                                         9. Partnership
      savings trust (grantor     The grantor-trustee (1)
      is also trustee)

   b. The so-called              The actual owner (1)
      trust account that is
      not a legal or valid                                                                              A broker or nominee
      trust under State law
                                 The owner (3)
5. Sole proprietorship                                            10. A broker or registered nomine
==========================================================        ============================================================


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.




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  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9
                                     PAGE 2



HOW TO GET A TIN
If you do not have a TIN, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration. Get Form W-7, Application for IRS Individual Taxpayer Information Number, to apply for an Individual TIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov.

If you do not have a TIN, write, "Applied For" in the space for the TIN, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will, generally have 60 days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

NOTE: Writing, "Applied For" on the form means that you have already applied for a TIN OR that you intend to apply for one soon.

CAUTION: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the payer.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct TIN in Part 1, write "Exempt" in Part 2, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8, Certificate of Foreign Status.

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: (i) medical and health care payments, (ii) attorneys fees, and
(iii) payments for services paid by a federal executive agency.


(1) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
(2)  The United States or any of its agencies or instrumentalities.
(3) A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.
(4) A foreign government, a political subdivision of a foreign government, or any of their agencies or instrumentalities.
(5)  An international organization or any of its agencies or instrumentalities.
(6)  A corporation.
(7)  A foreign central bank of issue.
(8) A dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or custodian.
(15) An exempt charitable remainder trust, or a non-exempt trust described in section 4947. The following payments are not generally subject to backup withholding include the following:
DIVIDENDS AND PATRONAGE PAYMENTS
     -Payments to nonresident aliens subject to withholding under section 1441. -Payments to partnerships not engaged in a trade or business in the United
      States and that have at least one nonresident alien partner.
     -Payments of patronage dividends not paid in money. oPayments made by certain foreign organizations. oSection 404(k) distributions made by an ESOP.
INTEREST PAYMENTS
     -Payments of interest or obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or provided an incorrect TIN.
     -Payments of tax-exempt interest (including exempt-interest dividends under section 852). oPayments described in section 6049(b)(5) to non-resident aliens. oPayments on tax-free covenant bonds under section 1451.
     -Payments made by certain foreign organizations. oMortgage or student loan interest paid to you.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.
PRIVACY ACT NOTICE. Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TIN. If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TINS. If the payer discloses or uses TINs in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.


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